Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

For Tender of Shares of

FNFV Group Common Stock of

FIDELITY NATIONAL FINANCIAL, INC.

At a Purchase Price Not Greater than $15.40 per Share

Nor Less than $14.30 per Share

Pursuant to the Offer to Purchase Dated February 23, 2015

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF FRIDAY, MARCH 20, 2015, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

DESCRIPTION OF SHARES TENDERED (See Instructions 3 and 4). Attach separate schedule if needed.
Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on certificate(s))	Shares Tendered (Attach additional signed list, if necessary)
	Certificate Number(s)*	Number of Shares Represented by Certificate(s)*	Number of Shares Represented by Book Entry (electronic form)	Total Number of Shares Tendered**

Total Shares

*  Need not be completed if Shares are delivered by book-entry transfer.

**  Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.

The Depositary for the Offer is:

By First Class, Registered or Certified Mail or Express or Overnight Delivery:

Continental Stock Transfer & Trust Company

17 Battery Place - 8th Fl

New York, NY 10004

Attention: Corporate Actions Department

YOU SHOULD READ CAREFULLY THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, BEFORE YOU COMPLETE IT. DELIVERY OF THIS LETTER OF TRANSMITTAL BY ANY MEANS OTHER THAN AS PROVIDED HEREIN WILL NOT CONSTITUTE A VALID DELIVERY. FOR THIS LETTER OF TRANSMITTAL TO BE PROPERLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF THE ABOVE ADDRESSES BEFORE THE OFFER EXPIRES (IN ADDITION TO THE OTHER REQUIREMENTS DETAILED IN THIS LETTER OF TRANSMITTAL AND ITS INSTRUCTIONS). DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY, THE INFORMATION AGENT, OR THE DEPOSITORY TRUST COMPANY (“DTC”) WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE A VALID DELIVERY.

Indicate below the order (by certificate number) in which Shares are to be purchased in the event of proration (attach additional signed list, if necessary). If you do not designate an order, and if less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary. See Instruction 16.

1st:	2nd:	3rd:

4th:	5th:

YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED THEREFOR BELOW, WITH SIGNATURE GUARANTEE IF REQUIRED, AND COMPLETE

EITHER THE ACCOMPANYING IRS FORM W-9 OR

AN APPLICABLE IRS FORM W-8.

The Offer is not being made to nor will any tenders be accepted from or on behalf of, holders of Shares in any jurisdiction within the United States in which it would be illegal to do so.

This Letter of Transmittal is to be used if certificates for shares of FNFV Group common stock, par value $0.0001 per share, of Fidelity National Financial, Inc. (the “Shares”), are to be forwarded herewith or, unless an Agent’s Message (defined below) is utilized, if delivery of Shares is to be made by book-entry transfer to an account maintained by the Depositary at The Depository Trust Company (“DTC”), which is referred to as the Book-Entry Transfer Facility, pursuant to the procedures set forth in Section 3 of the Offer to Purchase dated February 23, 2015 (as may be amended or supplemented from time to time, the “Offer to Purchase”). Tendering stockholders must deliver either the certificates for, or timely confirmation of book-entry transfer in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to, their Shares and all other documents required by this Letter of Transmittal to the Depositary by the Expiration Time (defined above). Tendering stockholders whose certificates for Shares are not immediately available, or who cannot complete the procedure for book-entry transfer on a timely basis, or who cannot deliver all other required documents to the Depositary prior to the Expiration Time, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Offer to Purchase.

Your attention is directed in particular to the following:

1.	If you want to retain the Shares you own, you do not need to take any action.

2.	If you want to participate in the Offer and wish to maximize the chance that FNF will accept for payment all of the Shares you are tendering by this Letter of Transmittal, you should check the box marked “Purchase Price Tenders: Shares Tendered at a Price Determined Pursuant to the Offer” below and complete the other portions of this Letter of Transmittal as appropriate. You should understand that this election may lower the Purchase Price paid for all purchased Shares in the Offer and could result in the tendered Shares being purchased at the minimum price of $14.30 per Share.

3.	If you wish to select a specific price at which you will be tendering your Shares, you should select one of the boxes in the section captioned “Auction Price Tenders: Shares Tendered at a Price Determined by You” below and complete the other portions of this Letter of Transmittal as appropriate.

We urge stockholders who hold Shares through a broker, dealer, commercial bank, trust company or other nominee to consult their nominee to determine whether transaction costs are applicable if they tender Shares through their nominee and not directly to the Depositary.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE OFFER TO PURCHASE OR THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT AT ITS TELEPHONE NUMBER AND ADDRESS SET FORTH AT THE END OF THIS LETTER OF TRANSMITTAL.

Additional Information if Shares Have Been Lost, Are Being Delivered By Book-Entry Transfer

or Are Being Delivered Pursuant to a Previous Notice of Guaranteed Delivery

If any certificate representing Shares that you are tendering with this Letter of Transmittal has been lost, stolen, destroyed or mutilated, please contact the Depositary immediately at (800) 529-3163 to obtain instructions as to the steps that must be taken in order to replace the certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Please contact the Depositary immediately to permit timely processing of the replacement documentation. See Instruction 13.

☐	LOST CERTIFICATES: My certificate(s) for Shares have been lost, stolen, destroyed or mutilated, and I require assistance in replacing the shares. See Instruction 13.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING (ONLY FINANCIAL INSTITUTIONS THAT ARE PARTICIPANTS IN DTC MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:
DTC Participant Number:
DTC Account Number:
Transaction Code Number:

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of the Tendering Stockholder(s):
Window Ticket Number (if any):
Date of Execution of Notice of Guaranteed Delivery:
Name of Eligible Institution that Guaranteed Delivery:
DTC Participant Number (if delivered by book-entry transfer):
Transaction Code Number (if delivered by book-entry transfer):

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED (See Instruction 5)

CHECK ONLY ONE BOX UNDER 1 OR 2 BELOW.

IF MORE THAN ONE BOX UNDER 1 OR 2 IS CHECKED OR IF NO BOX IS CHECKED,

THERE IS NO VALID TENDER OF SHARES.

1. PURCHASE PRICE TENDERS: SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

☐	By checking this box INSTEAD OF ONE OF THE BOXES UNDER 2 BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price determined by FNF pursuant to the Offer. This action will maximize the chance of having FNF purchase all of the Shares tendered by the undersigned (subject to the possibility of proration). If you agree to accept the purchase price determined by FNF, your Shares will be deemed to be tendered at the minimum price of $14.30. You should understand that this election may lower the Purchase Price paid for all purchased Shares in the Offer and could result in the tendered Shares being purchased at the minimum price of $14.30 per Share.

— OR —

2. AUCTION PRICE TENDERS: SHARES TENDERED AT A PRICE DETERMINED BY YOU

By checking ONE of the boxes below INSTEAD OF THE BOX UNDER 1 ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of your Shares being purchased if the Purchase Price selected by FNF for the Shares is less than the price checked below. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by FNF will be purchased at the Purchase Price. All Shares so purchased by FNF will be purchased at the same price regardless of whether the stockholder tendered at a lower price. A stockholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.

AUCTION PRICE TENDERS: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED.

CHECK ONLY ONE BOX BELOW. IF MORE THAN ONE BOX BELOW IS CHECKED OR IF NO BOX BELOW IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

☐ $14.30	☐ $14.35	☐ $14.40	☐ $14.45	☐ $14.50
☐ $14.55	☐ $14.60	☐ $14.65	☐ $14.70	☐ $14.75
☐ $14.80	☐ $14.85	☐ $14.90	☐ $14.95	☐ $15.00
☐ $15.05	☐ $15.10	☐ $15.15	☐ $15.20	☐ $15.25
☐ $15.30	☐ $15.35	☐ $15.40

ODD LOTS

(See Instruction 15)

As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if such holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	owns, whether beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all such Shares; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

In addition, the undersigned is tendering all such Shares either (check one box):

☐	at the Purchase Price, as the same will be determined by FNF in accordance with the terms of the Offer (persons checking this box should not check any box in the section captioned “Auction Price Tenders: Price (in Dollars) per Share at which Shares are Being Tendered.”); or

☐	at the price per Share indicated above in the section captioned “Auction Price Tenders: Price (in Dollars) per Share at which Shares are Being Tendered.”

CONDITIONAL TENDER

(See Instruction 14)

A stockholder may condition his or her tender of Shares upon FNF purchasing a specified minimum number of the Shares tendered by such tendering stockholder, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by FNF pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Each stockholder is urged to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional offer before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, FNF may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked the following box:

☐	The tendered Shares represent all Shares held by the undersigned.

Ladies and Gentlemen:

The undersigned hereby tenders to Fidelity National Financial, Inc., a Delaware corporation (“FNF” or the “Company”), the above-described shares of FNFV Group common stock, par value $0.0001 per share (the “Shares”), pursuant to (i) auction tenders at prices specified by the tendering stockholders of not greater than $15.40 nor less than $14.30 per Share (“Auction Tenders”) or (ii) purchase price tenders (“Purchase Price Tenders”), in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase, dated February 23, 2015 (the “Offer to Purchase”) and in this Letter of Transmittal (which together with the Offer to Purchase, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged.

Subject to and effective upon acceptance for payment of, and payment for, the Shares tendered with this Letter of Transmittal in accordance with, and subject to, the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, FNF, all rights, title and interests in and to all the Shares that are being tendered hereby and irrevocably constitutes and appoints Continental Stock Transfer & Trust Company (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such tendered Shares, with the full knowledge that the Depositary also acts as the agent of FNF and with full power of substitution, to (a) deliver certificates for such tendered Shares or transfer ownership of such tendered Shares on the account books maintained by DTC (the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, FNF, upon receipt by the Depositary, as the undersigned’s agent, of the aggregate Purchase Price with respect to such tendered Shares, (b) present such tendered Shares for cancellation and transfer on FNF’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such tendered Shares, all in accordance with the terms of the Offer.

The undersigned hereby covenants, represents and warrants to FNF that, in connection with its tender of the Shares indicated in the box above, the undersigned (i) has received a copy of this document and the Offer to Purchase and agrees to be bound by all the terms and conditions of the Offer and (ii) has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and that, when and to the extent the same are accepted for payment by FNF, FNF will acquire good, marketable and unencumbered title to such Shares, free and clear of all liens, security interests, restrictions, charges, claims, encumbrances, conditional sales agreements or other similar obligations relating to the sale or transfer of the tendered Shares, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary or FNF, execute any additional documents deemed by the Depositary or FNF to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall survive, the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that:

1.	the valid tender of Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Offer; FNF’s acceptance of the tendered Shares will constitute a binding agreement between the undersigned and FNF on the terms and subject to the conditions of the Offer;
2.

it is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless at the time of tender and until 12:00 midnight, New York City time, at the end of Friday, March 20, 2015 (as this time may be extended at any time or from time to time by FNF in its sole discretion in accordance with the terms of the Offer, the “Expiration Time”), such person has a “net long position” in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to FNF within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Shares

(“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to FNF within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering stockholder’s representation and warranty to FNF that (x) such stockholder has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (y) such tender of Shares complies with Rule 14e-4.

3.	FNF will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (the “Purchase Price”), not greater than $15.40 nor less than $14.30 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, that it will pay for Shares properly tendered and not properly withdrawn, taking into account the number of Shares so tendered and the prices specified by tendering stockholders;

4.	the Purchase Price will be the lowest single Purchase Price, not greater than $15.40 nor less than $14.30 per Share, that will allow FNF to purchase $185,000,000 in value of Shares (or a lower amount if not enough Shares are properly tendered and not properly withdrawn to allow us to purchase $185,000,000 in value of Shares);

5.	FNF reserves the right, in its sole discretion, to increase or decrease the per Share Purchase Price and to increase or decrease the value of Shares sought in the Offer and may increase the value of Shares sought in the Offer to an amount greater than $185,000,000, subject to applicable law;

6.	all Shares properly tendered prior to the Expiration Time at or below the Purchase Price and not properly withdrawn will be purchased in the Offer at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the “odd lot” priority, proration (in the event that more than the value of Shares sought are properly tendered) and conditional tender provisions described in the Offer to Purchase;

7.	FNF will return at its expense all Shares it does not purchase, including Shares tendered at prices greater than the Purchase Price and not properly withdrawn and Shares not purchased because of proration or conditional tenders, promptly following the Expiration Time;

8.	under the circumstances set forth in the Offer to Purchase, FNF expressly reserves the right, in its sole discretion, to terminate the Offer at any time and from time to time, upon the occurrence of any of the events set forth in Section 7 of the Offer to Purchase and to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Shares by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. During any such extension, all Shares previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering stockholder to withdraw such stockholder’s Shares;

9.	stockholders who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Time may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase;

10.	FNF has advised the undersigned to consult with the undersigned’s own advisors as to the consequences of tendering Shares pursuant to the Offer; and

11.	THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF SHARES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION WITHIN THE UNITED STATES IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION.

The undersigned agrees to all of the terms and conditions of the Offer.

Unless otherwise indicated below in the section captioned “Special Issuance Instructions,” please issue the check for payment of the Purchase Price of all the Shares purchased and, if appropriate, return any certificates for Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated below in the section captioned “Special Delivery Instructions,” please mail the check for payment of the Purchase Price of all the Shares purchased and, if appropriate, return any certificates for Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for payment of the Purchase Price of all the Shares purchased and, if appropriate, return any certificates for Shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and, if appropriate, return any such certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Unless otherwise indicated herein in the box entitled “Special Payment Instructions,” please credit any Shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the Book-Entry Transfer Facility designated above. Appropriate medallion signature guarantees by an Eligible Institution (as defined in Instruction 1) have been included with respect to Shares for which Special Issuance Instructions have been given. The undersigned recognizes that FNF has no obligation, pursuant to the “Special Payment Instructions,” to transfer any Shares from the name of the registered holder(s) thereof if FNF does not accept for payment any of the Shares so tendered.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 1, 6, 7 and 8)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the check for the aggregate Purchase Price of Shares purchased and/or certificates for Shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature.

Mail ☐ check and/or ☐ certificates to:

Name
(Please Print)

Address
(Please Include Zip Code)

SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY if the check for the aggregate Purchase Price of Shares purchased and/or certificates for Shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.

Issue any ☐ check and/or ☐ certificates to:
Name

(Please Print)

Address
(Please Include Zip Code)

(Taxpayer Identification Number)

IMPORTANT

STOCKHOLDER: SIGN HERE

(PLEASE COMPLETE AND RETURN THE ACCOMPANYING IRS FORM W-9

OR AN APPLICABLE IRS FORM W-8)

By signing below, the undersigned expressly agrees to the terms and conditions set forth above.

Signature(s) of Owner(s)

Name(s)
(Please Print)

Capacity (full title) (See Instruction 6)

Address
(Include Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number
(See Instruction 11)

Dated

(Must be signed by registered holder(s) exactly as name(s) appear(s) on share certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 6.)

GUARANTEE OF SIGNATURE(S) (If required—See Instructions 1 and 6)

Authorized Signature

Name(s)
(Please Print)

Title

Name of Firm

Address
(Include Zip Code)

Area Code and Telephone Number

Dated

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1.	Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if either (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in the Book-Entry Transfer Facility’s system whose name appears on a security position listing as the owner of the Shares) of Shares tendered herewith, unless such registered holder(s) has (have) completed the section captioned “Special Issuance Instructions” on this Letter of Transmittal), or (b) such Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of Medallion Program approved by the Securities Transfer Agents Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, each of the foregoing constituting an “Eligible Institution.” In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 6. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 6. If you have any questions regarding the need for a signature guarantee, please call the Information Agent at (800) 261-1047.

2.	Requirements of Tender. This Letter of Transmittal is to be completed by stockholders if certificates are to be forwarded herewith or, unless an Agent’s Message is utilized, if delivery of Shares is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase. For a stockholder to validly tender Shares pursuant to the Offer, (a) a Letter of Transmittal, properly completed and duly executed and the certificate(s) representing the tendered Shares, together with any required signature guarantees and any other required documents, must be received by the Depositary at one of its addresses set forth on the back of this Letter of Transmittal prior to the Expiration Time, or (b) a Letter of Transmittal properly completed and duly executed, together with any required Agent’s Message and any other required documents, must be received by the Depositary at one of its addresses set forth on the back of this Letter of Transmittal prior to the Expiration Time, and Shares must be delivered pursuant to the procedures for book-entry transfer set forth in this Letter of Transmittal (and a book-entry confirmation must be received by the Depositary) prior to the Expiration Time, or (c) the stockholder must comply with the guaranteed delivery procedures set forth below and in Section 3 of the Offer to Purchase.

In addition, if the certificates for Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, before the release of the certificates, the tendering stockholder must also submit the serial numbers shown on the particular certificates for Shares to be withdrawn and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution (except in the case of Shares tendered by an Eligible Institution). If Shares have been tendered pursuant to the procedures for book-entry transfer described in Section 3 of the Offer to Purchase, the notice of withdrawal also must specify the name and the number of the account at DTC to be credited with the withdrawn Shares and must otherwise comply with the procedures of that facility.

Shares tendered pursuant to the Offer may be withdrawn at any time before the Expiration Time. If FNF extends the Offer beyond that time, tendered Shares may be withdrawn at any time until the extended Expiration Time. In addition, unless we have already accepted your tendered Shares for payment, you may withdraw your tendered Shares at any time after 11:59 p.m., New York City time, on Monday, April 20, 2015. To withdraw tendered Shares, stockholders must deliver a written notice of withdrawal to the Depositary within the prescribed time period at one of its addresses set forth in this Letter of Transmittal. Any notice of withdrawal must specify the name of the tendering stockholder, the number of Shares to be withdrawn, and the name of the registered holder of the Shares to be withdrawn. Withdrawals may not be rescinded, and any Shares properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, the withdrawn Shares may be re-tendered before the Expiration Time by again following the procedures described above.

Stockholders whose certificates for Shares are not immediately available or who cannot complete the procedures for book-entry transfer or deliver all required documents to the Depositary before the Expiration Time may tender their

Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, (a) such tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by FNF, must be received by the Depositary prior to the Expiration Time and (c) the certificates for all tendered Shares in proper form for transfer (or a book-entry confirmation with respect to all such Shares), together with a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message) and any other required documents, must be received by the Depositary, in each case within three business days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery as provided in Section 3 of the Offer to Purchase. The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant tendering the Shares that such DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal and that FNF may enforce such agreement against the DTC participant.

THE METHOD OF DELIVERY OF SHARES, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE SOLE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF YOU ELECT TO DELIVER BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional Shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their Shares.

3.	Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate signed schedule attached hereto.

4.	Partial Tenders (Not Applicable to Stockholders Who Tender by Book-Entry Transfer). If fewer than all of the Shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of Shares that are to be tendered in the box entitled “Total Number of Shares Tendered.” In any such case, new certificate(s) for the remainder of the Shares represented by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the acceptance for payment of, and payment for, the Shares tendered herewith. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5.	Indication of Price at Which Shares are Being Tendered. For Shares to be properly tendered, the stockholder MUST either (1) check the box in the section captioned “Purchase Price Tenders: Shares Tendered at a Price Determined Pursuant to the Offer” in order to maximize the chance of having FNF accept for payment all of the Shares tendered (subject to the possibility of proration) or (2) check the box indicating the price per Share at which such stockholder is tendering Shares under “Auction Price Tenders: Shares Tendered at a Price Determined by You.” Selecting option (1) could result in the stockholder receiving a price per Share as low as $14.30. Selecting option (2) could result in no Shares being purchased if the Purchase Price is less than the price per Share the stockholder selects. ONLY ONE BOX UNDER (1) OR (2) MAY BE CHECKED. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES. A STOCKHOLDER WISHING TO TENDER PORTIONS OF SUCH STOCKHOLDER’S SHARE HOLDINGS AT DIFFERENT PRICES MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SUCH STOCKHOLDER WISHES TO TENDER EACH SUCH PORTION OF SUCH STOCKHOLDER’S SHARES. The same Shares cannot be tendered more than once (unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase) at more than one price.

6.	Signatures on Letter of Transmittal, Stock Powers and Endorsements.

•	Exact Signature. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the share certificate(s) without any change or alteration whatsoever.

•	Joint Holders. If any of the Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

•	Different Names. If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

•	Signature of Fiduciaries. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit proper evidence to the Depositary satisfactory to FNF of his or her authority to so act.

•	Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the Purchase Price is to be made, or certificates for Shares not tendered or not accepted for payment are to be issued, in the name of any person other than the registered holder(s). SIGNATURES ON ANY SUCH CERTIFICATES OR STOCK POWERS MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, the certificate(s) representing such Shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

7.	Stock Transfer Taxes. FNF will pay or cause to be paid all stock transfer taxes, if any, payable on the transfer of Shares to FNF, or to its order, purchased pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or (in circumstances permitted by the Offer) unpurchased Shares are to be registered in the name of, any person(s) other than the registered holder(s), or if tendered book-entry accounts are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person(s)) payable on account of the transfer to such person(s) will be deducted from the Purchase Price unless satisfactory evidence of the payment of such stock transfer taxes, or exemption therefrom, is submitted with this Letter of Transmittal.

Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

8.	Special Payment and Delivery Instructions. If a check for the Purchase Price of any Shares accepted for payment is to be issued in the name of, and/or certificates for any Shares not tendered or not accepted for payment are to be issued in the name of and/or returned to, any person other than the signer of this Letter of Transmittal, or if a check is to be sent, and/or such certificates are to be returned, to any person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal must be completed.

9.

Waiver of Conditions; Irregularities. All questions as to the number of Shares to be accepted, the Purchase Price to be paid for Shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, or as to the validity (including time of receipt) and form of any notice of withdrawal of tendered Shares, will be determined by FNF, in its sole discretion, and its determination will be final and binding on all persons participating in the Offer, subject to such Offer participants disputing such determination in a court of competent jurisdiction. FNF may delegate power in whole or in part to the Depositary. FNF reserves the absolute right prior to the Expiration Time to reject any or all tenders of any Shares that FNF determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of FNF’s counsel, be unlawful. FNF reserves the absolute right to reject any notices of withdrawal that it determines are not in proper form. FNF also reserves the absolute right, subject to the applicable rules and regulations of the Securities and Exchange Commission, to waive any of the conditions of the Offer prior to the Expiration Time, or any defect or irregularity in any tender or withdrawal with respect to any particular Shares or any particular stockholder, and FNF’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all persons participating in the Offer, subject to such Offer participants disputing such determination in a court of competent jurisdiction. No tender or withdrawal of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering or withdrawing stockholder or waived by FNF. FNF will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender or withdrawal of Shares. None of FNF, the Information Agent, the Depositary or any other person will be obligated to give notice of any defects or irregularities in any tender or withdrawal, nor will any of the foregoing incur any liability for failure to give any such notice.

10.	Backup Withholding. In order to avoid backup withholding of U.S. federal income tax on payments of cash pursuant to the Offer, a stockholder that is a U.S. person (as defined in the instructions to IRS Form W-9) and that receives cash for tendered Shares in the Offer must (a) qualify for an exemption, as described below, and if required, establish such exemption to the satisfaction of the payor, or (b) provide the Depositary with such stockholder’s correct taxpayer identification number (“TIN”) (i.e., social security number or employer identification number) on IRS Form W-9 included with this Letter of Transmittal. On such IRS Form W-9, the stockholder must certify under penalties of perjury that (i) the TIN provided is correct, (ii) (x) the stockholder is exempt from backup withholding, (y) the stockholder has not been notified by the Internal Revenue Service (the “IRS”) that such stockholder is subject to backup withholding as a result of a failure to report all interest or dividends, or (z) the IRS has notified the stockholder that such stockholder is no longer subject to backup withholding and (iii) the stockholder is a U.S. person (including a U.S. resident alien).

Backup withholding is not an additional income tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is timely given to the IRS. If backup withholding results in an overpayment of tax, the stockholder may be eligible to obtain a refund upon timely filing an income tax return.

A tendering stockholder is required to give the Depositary the TIN of the record owner of the Shares being tendered. If the Shares are held in more than one name or are not in the name of the actual owner, consult the instructions to the enclosed IRS Form W-9 for guidance on which number to report.

If a stockholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such stockholder should write “Applied For” in the space provided for the TIN in Part I of the IRS Form W-9, and sign and date the IRS Form W-9. Writing “Applied For” means that a stockholder has already applied for a TIN or that such stockholder intends to apply for one soon. Notwithstanding that the stockholder has written “Applied For” in Part I, the Depositary will withhold at the applicable statutory rate (currently 28%) on all payments made prior to the time a properly certified TIN is provided to the Depositary, unless the stockholder otherwise establishes an exemption from backup withholding.

Some stockholders are exempt from backup withholding. To prevent possible erroneous backup withholding, exempt stockholders should consult the instructions to the enclosed IRS Form W-9 for additional guidance. A Non-U.S. Holder (as defined in the Offer to Purchase) should complete and sign the main signature form and IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals) or IRS Form W-8BEN-E, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities), copies of which may be obtained from the Depositary or the IRS website (www.irs.gov), or other applicable IRS Form W-8, in order to avoid backup withholding. See the instructions to the enclosed IRS Form W-9 and Section 13 of the Offer to Purchase for more information.

11.

Withholding on Non-U.S. Holders. Even if a Non-U.S. Holder has provided the required certification to avoid backup withholding, the Depositary will withhold U.S. federal income taxes equal to 30% of the gross payments payable to a

Non-U.S. Holder or such holder’s agent unless the Depositary determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. See Section 13 of the Offer to Purchase. In order to obtain a reduced rate of withholding pursuant to a tax treaty, a Non-U.S. Holder must deliver to the Depositary before the payment a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable Form W-8). In order to obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a Non-U.S. Holder must deliver to the Depositary a properly completed and executed IRS Form W-8ECI. A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any tax withheld if such Non-U.S. Holder meets those tests described in Section 13 of the Offer to Purchase that would characterize the exchange as a sale (as opposed to a distribution) or is otherwise able to establish that no tax or a reduced amount of tax is due.

A foreign financial institution or non-financial foreign entity that tenders Shares which are accepted for purchase pursuant to the Offer will generally be subject to withholding tax imposed under sections 1471 to 1474 of the Code (such sections commonly referred to as “FATCA”) and the final Treasury regulations promulgated thereunder at a rate of 30% of the gross proceeds payable to such foreign financial institution or non-financial foreign entity unless such foreign financial institution or non-financial foreign entity provides to the Depositary an applicable IRS Form W-8 demonstrating that FATCA withholding is not warranted. If the Depositary withholds tax under FATCA, it will not also withhold the 30% U.S. federal income tax described in the second previous paragraph above.

NON-U.S. HOLDERS MAY BE SUBJECT TO UNITED STATES WITHHOLDING TAX AT A 30% RATE ON THE SALE OF SHARES PURSUANT TO THE OFFER, EVEN IF NO SUCH WITHHOLDING WOULD APPLY IF THOSE SAME SHARES WERE SOLD ON THE OPEN MARKET. IN ADDITION, NON-U. S. HOLDERS MAY BE SUBJECT TO THIS 30% WITHHOLDING TAX ON THE SALE OF SHARES PURSUANT TO THE OFFER OR TO 30% WITHHOLDING UNDER FATCA EVEN IF THE TRANSACTION IS NOT SUBJECT TO INCOME TAX. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX WITHHOLDING RULES, INCLUDING ELIGIBILITY FOR A WITHHOLDING TAX REDUCTION OR EXEMPTION, AND THE REFUND PROCEDURE.

Any payments made pursuant to the Offer, whether to U.S. or Non-U.S. Holders, that are treated as wages will be subject to applicable wage withholding (regardless of whether an IRS Form W-9 or applicable IRS Form W-8 is provided).

12.	Requests for Assistance or Additional Copies. Questions and requests for assistance should be directed to the Information Agent at its address and telephone number set forth below. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery, the IRS Form W-9 (which can also be obtained at www.irs.gov) or other related materials should be directed to the Information Agent. Copies will be furnished promptly at FNF’s expense.

13.	Lost, Destroyed or Stolen Certificates. If any certificate representing Shares has been lost, destroyed or stolen, the stockholder should promptly notify the Depositary at the toll free number (800) 529-3163 or at Continental Stock Transfer & Trust Company, 17 Battery Place - 8th Fl, New York, NY 10004, Attention: Corporate Actions Department. The stockholder will then be instructed by the Depositary as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed.

14.	Conditional Tenders. As described in Sections 3 and 6 of the Offer to Purchase, a tendering stockholder may condition his or her tender of Shares upon FNF purchasing a specified minimum number of the Shares tendered.

If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery. In such box, you must calculate and appropriately indicate the minimum number of Shares that must be purchased if any are to be purchased.

As discussed in Sections 3 and 6 of the Offer to Purchase, proration may affect whether FNF accepts conditional tenders and may result in Shares tendered at or below the Purchase Price pursuant to a conditional tender being deemed withdrawn if the minimum number of Shares would not be purchased. If, because of proration (because more than the value of Shares sought are properly tendered), the minimum number of Shares that you designate will not be purchased, FNF may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your Shares and check the box so indicating. Upon selection by lot, if any, FNF will limit its purchase in each case to the designated minimum number of Shares.

All tendered Shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed. If you are an Odd Lot Holder and you tender all of your Shares, you cannot conditionally tender because your Shares will not be subject to proration.

The conditional tender alternative is made available so that a stockholder may seek to structure the purchase of Shares pursuant to the Offer in such a manner that the purchase will be treated as a sale of such Shares by the stockholder, rather than the payment of a dividend to the stockholder, for U.S. federal income tax purposes. It is the tendering stockholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Each stockholder is urged to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional offer before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any stockholder tendering Shares. See Section 6 and Section 13 of the Offer to Purchase.

15.	Odd Lots. As described in Section 1 of the Offer to Purchase, if FNF is to purchase fewer than all Shares properly tendered on or before the Expiration Time and not properly withdrawn, the Shares purchased first will consist of all Odd Lots of less than 100 Shares from stockholders who properly tender all of their Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Time (tenders of less than all of the Shares owned, beneficially or of record, by such Odd Lot Holder will not qualify for this preference). This preference will not be available unless the section captioned “Odd Lots” in this Letter of Transmittal is completed.

16.	Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, stockholders may designate the order in which their Shares are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification and the amount of any gain or loss on the Shares purchased. See Section 1 and Section 13 of the Offer to Purchase.

IMPORTANT: THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH CERTIFICATES REPRESENTING SHARES BEING TENDERED AND ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, CONFIRMATION OF BOOK-ENTRY TRANSFER AND AN AGENT’S MESSAGE, AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION TIME, OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

What Number to Give the Depositary

The stockholder (or other payee) is required to give the Depositary the social security number or employer identification number of the record holder (or any other payee) of the Shares tendered hereby. If the Shares are registered in more than one name or are not in the name of the actual owner, consult the instructions to the enclosed IRS Form W-9 for guidance on which TIN to report. If the tendering stockholder (or other payee) has not been issued a TIN and has applied for one or intends to apply for one in the near future, the stockholder (or other payee) should write “Applied For” in the space provided for the TIN in Part I and sign and date the IRS Form W-9. If “Applied For” is written in Part I and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold 28% of all payments to such stockholder (or other payee) until a properly certified TIN is provided to the Depositary.

Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
3 Check appropriate box for federal tax classification; check only one of the following seven boxes:

4 Exemptions (codes apply
only to certain entities, not
individuals; see instructions
on page 3):

Exempt payee code (if any)

Exemption from FATCA
reporting code (if any)

(Applies to accounts maintained outside
the U.S.)

	☐Individual/sole proprietor or single-member LLC	☐	C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate

  ☐ Limited  liability company. Enter the tax classification (C = C corporation, S = S corporation, P = partnership)  ▶

        Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

  ☐ Other (see instructions)  ▶

5 Address (number, street, and apt. or suite no.)
	6 City, state, and ZIP code							Requester’s name and address (optional)
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–
or
Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

— Form 1099-INT (interest earned or paid)

— Form 1099-DIV (dividends, including those from stocks or mutual funds)

— Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

— Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

— Form 1099-S (proceeds from real estate transactions)

— Form 1099-K (merchant card and third party network transactions)

— Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

— Form 1099-C (canceled debt)

— Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information.

Cat. No. 10231X	Form W-9 (Rev. 12-2014)

Form W-9 (Rev. 12-2014) Page 2

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,
2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),
3. The IRS tells the requester that you furnished an incorrect TIN,
4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Form W-9 (Rev. 12-2014) Page 3

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the "Limited Liability Company" box and enter "P" in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the "Limited Liability Company" box and in the space provided enter "C" for C corporation or "S" for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the "Limited Liability Company" box; instead check the first box in line 3 "Individual/sole proprietor or single-member LLC."

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

- Generally, individuals (including sole proprietors) are not exempt from backup withholding.
- Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
- Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
- Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on this page), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

Form W-9 (Rev. 12-2014) Page 4

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity[4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 2.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Any questions or requests for assistance may be directed to the Information Agent at its telephone number and address set forth below. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery or related documents may be directed to the Information Agent at its telephone numbers or address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Depositary for the Offer is:

By Telephone:

9 a.m. to 6 p.m. New York Time,

Monday through Friday, except for bank holidays:

Call toll Free (800) 529-3163

By First Class, Registered or Certified Mail or Express or Overnight Delivery:

Continental Stock Transfer & Trust Company

17 Battery Place - 8th Fl

New York, NY 10004

Attention: Corporate Actions Department

The Information Agent for the Offer is:

You may obtain information regarding the Offer

from the Information Agent as follows:

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

Banks, Brokers and Stockholders

Call Toll-Free (800) 261-1047